Exhibit 10.1
AGU Entertainment Corp.
The Tube Music Network, Inc.
Pyramid Records International, Inc.
c/o Bruce C. Rosetto, Esq.
Blank Rome LLP
1200 N. Federal Highway, Suite 417
Boca Raton, FL 33432

      Re:       $145,000 Protective Advance under $3,000,000 Second Mortgage
Loan ("SECOND MORTGAGE") by Mitchell Entertainment Company ("LENDER") to AGU Entertainment Corp. ("AGU"), The Tube Music Network, Inc., and Pyramid Records International, Inc. (collectively, the "BORROWER")

      Our File No. 13075006

Dear Bruce:

This letter will (a) confirm the understanding between Lender and Borrower arising out of the Borrower's default under the $7,000,000 first mortgage ("FIRST MORTGAGE") in favor of Charley Zeches, as Trustee ("FIRST Mortgagee"), and (b) serve to modify the "LOAN DOCUMENTS" as referenced in your firm's opinion letter dated December 20, 2004 and the "PURCHASE DOCUMENTS" as referenced in your firm's opinion letter dated January 25, 2005.

For and in consideration of the sum of TEN ($10.00) DOLLARS, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

        1. On or before April 15, 2005, Lender shall pay First Mortgagee the sum of $145,000 by federal wire transfer (the "$145,000 ADVANCE"), in response to the letter dated April 1, 2005 from First Mortgagee's counsel, Wayne Miller. Borrower acknowledges that the $145,000 Advance is a protective advance under the Loan Documents, and is secured by the Second Mortgage.

        2. Immediately upon the first monies received by any party comprising Borrower (and in no event later than the maturity of the Second Mortgage), Borrower shall pay to Lender, in addition to all sums otherwise due under the Second Mortgage, the sum of $145,000, plus interest thereon at the default rate provided in the promissory note, plus attorneys' fees in the amount of $3,500, plus all sums (including default interest) necessary to bring the Second Mortgage "current".

        3. A principal of Borrower, Michael Solomon, has agreed to personally and unconditionally guarantee the prompt and full payment to Lender (i.e. not merely collection) of the $145,000 Advance.


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        4. The Purchase Documents are hereby amended to provide Lender with additional warrants, on the same terms as the existing warrants, to purchase 50,000 additional shares of Common Stock of AGU at a purchase price equal to $1.50 per share.

        5. Except as herein provided, all provisions of the Loan Documents and Purchase Documents are hereby ratified and re-affirmed, and shall be and remain fully enforceable in accordance with their terms.

        6. Borrower does not have and at no prior time had, and/or hereby waives any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities, or rights of rescission, set-off, abatement or diminution, with respect to the Second Mortgage, as modified herein. The Property is and shall remain subject and encumbered by Second Mortgage and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Second Mortgage or the priority thereof. It is the intent of the parties hereto that this Modification shall not constitute a novation and shall in no way adversely affect the lien of the Mortgage. Lender's accommodation in agreeing to make the $145,000 Advance shall not be deemed to be a waiver of the terms of the Second Mortgage, and Lender shall have the right hereafter to insist upon the strict performance of any or all of such terms. Lender is under no obligation to grant or to make any further or additional loans to Borrower or to further modify the Second Mortgage.

        7. No other documentation shall be necessary to effectuate this Modification. However, Borrower, upon request of Lender, shall execute and deliver all such documents, and taken all such action, as may be reasonably requested by Lender to better effectuate the provisions of this Modification. It would be appreciated if you or a duly authorized officer of the Borrower would countersign and return the countersigned letter by telecopy or email this afternoon. However, because the First Mortgagee has imposed a deadline for receiving the $145,000 Advance by tomorrow's close of business, Lender intends (even if the countersigned letter is not so returned) to timely deliver the $145,000 Advance. This letter will further confirm that the parties have already verbally confirmed and agreed to the essential terms set forth in this letter.

        Please call me immediately should you have any questions or comments. Thank you.

Very truly yours,
KATZ, BARRON, SQUITERO, FAUST,
BRECKER, TERZO, FRIEDBERG & GRADY, P.A.

HOWARD L. FRIEDBERG
Encs.
cc:     Jonathan E. Mitchell (Via Telecopy w/o Encs.)

        Robert Barry, Esq. (Via Telecopy w/o Encs.)

ACKNOWLEDGED AND AGREED

this 14th day of April, 2005, by:

AGU Entertainment Corp.

The Tube Music Network, Inc.

Pyramid Records International, Inc.

By:  /s/ John W. Poling
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